UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2022

BERRY GLOBAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-35672
(Commission File Number)

Delaware	20-5234618
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
(Address of principal executive offices, including zip code)

(812) 424-2904
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BERY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

On November 22, 2022, Berry Global Group, Inc. (“Berry” or the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Ancora Catalyst Institutional, LP and certain of its affiliates and Eminence Capital, L.P. (collectively the “Investor Group”) regarding the membership and composition of the Company’s board of directors (the “Board”) and related matters.
Pursuant to the Cooperation Agreement, the Company has agreed to appoint Chaney Sheffield to serve as a director of the Board (the “First New Director”) with a term expiring at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) and appoint Peter Thomas to serve as an observer of the Board (the “Observer”), subject to the execution of an Observer Undertaking (as defined in the Cooperation Agreement), immediately following execution and delivery of the Cooperation Agreement. The Board will include the First New Director in its slate of ten (10) nominees for election as directors of the Company at the 2023 Annual Meeting. Immediately following the 2023 Annual Meeting, the Board will increase the size of the Board by two (2) directors and appoint the Observer to serve as a director of the Company (the “Second New Director” and, together with the First New Director, the “New Directors”) with a term expiring at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”), to fill one of the resulting vacancies from such newly created directorships.
Upon their respective appointments to the Board, the Board will appoint the First New Director to each of the Nominating and Corporate Governance Committee and the Advisory Committee (as defined below) and the Second New Director to each of the Advisory Committee and the Compensation & Talent Development Committee.
As non-management directors of the Company, each of the New Directors will be entitled to receive cash compensation of $26,250 per quarter, plus $20,000 annually for serving as Chair of a Board committee. The New Directors are expected to receive equity awards of 3,772 non-qualified stock option awards and 1,813 restricted stock units.
Each of the New Directors does not have any family relationship with any officer or director of the Company. Other than as provided under the Cooperation Agreement, there are no arrangements or understandings pursuant to which either of the New Directors was elected as a director, and the New Directors have not been involved in any related transactions or relationships with the Company as defined in Item 404(a) of Regulation S-K.
The Company has agreed that the Board will form, as an advisory committee of the Board, the Capital Allocation Advisory Committee (the “Advisory Committee”) to objectively support and make recommendations to the Board regarding, and support management’s review of, the Company’s capital allocation strategy. The Advisory Committee will initially be composed of four directors: the First New Director, Scott B. Ullem, Stephen E. Sterrett (initially as a non-voting member) and Thomas E. Salmon (initially as a non-voting member). The First New Director will serve as Chair of the Advisory Committee. The Observer will be permitted to participate in Advisory Committee meetings, but will not be permitted to vote on matters presented thereto. Upon the Observer’s appointment to the Board as the Second New Director, the Observer will join the Advisory Committee as a member, the non-voting members will become voting members, and the Advisory Committee will be composed of five members.
The Cooperation Agreement includes certain voting commitments, including a commitment to vote in accordance with the recommendation of the Board with respect to director elections, and standstill obligations on the part of the Investor Group and mutual non-disparagement provisions until the earlier of (i) 30 days prior to the notice deadline for the submission of stockholder nominations for the 2024 Annual Meeting and (ii) 110 days prior to the first anniversary of the 2023 Annual Meeting (the “Standstill Period”). The Cooperation Agreement will terminate upon the expiration of the last day of the Standstill Period, unless earlier terminated by mutual written agreement of the Company and the Investor Group.
If, during the Standstill Period, the First New Director resigns from the Board or is unable (due to death or disability) or refuses to serve on the Board for any reason, so long as the Investor Group at that time and at all times since the date of the Cooperation Agreement beneficially owns in the aggregate at least 1.5% of the Company’s then-outstanding Common Stock (the “Company Ownership Level Minimum”), then the Investor Group shall identify three potential replacement directors, one of whom will be appointed to the Board after completion of director information and interviews and subject to reasonable approval by the Nominating and Governance Committee and the Board, on the terms set forth in the Cooperation Agreement. If, during the Standstill Period, the Second New Director resigns from the Board or is unable (due to death or disability) or refuses to serve on the Board for any reason, so long as the Investor Group at that time and at all times since the date of the Cooperation Agreement beneficially owns in the aggregate at least the Company Ownership Level Minimum, then the Investor Group shall identify a replacement director, subject to reasonable approval by the Nominating and Corporate Governance Committee and the Board, on the terms set forth in the Cooperation Agreement.
The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement filed as Exhibit 10.1 hereto.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the matters included under Item 1.01 is incorporated into this Item 5.02 by reference.
On November 22, 2022, Paula A. Sneed, after having reached the Company’s director age limit earlier this month, informed the Company of her retirement as a member of the Board and all committees thereof, effective November 22, 2022. Ms. Sneed’s decision to resign was not related to any disagreements with the Company or its management on any matters relating to the Company’s operations, policies or practices, but reflects Ms. Sneed reaching the Company’s mandatory retirement age earlier this month.
On November 22, 2022, the Board unanimously appointed Meredith Harper to serve as a director of the Board, effective immediately following the 2023 Annual Meeting.
Item 8.01.    Other Events.

On November 23, 2022, the Company issued a press release with respect to the Cooperation Agreement. The press release, attached as Exhibit 99.1 hereto, is incorporated by reference herein.

(d) Exhibits.

Exhibit Number	Description
10.1	Cooperation Agreement, dated November 22, 2022, by and among Berry Global Group, Inc., Ancora Catalyst Institutional, LP, Eminence Capital, L.P. and the other persons and entities listed thereto.
99.1	Press Release, dated November 23, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY GLOBAL GROUP, INC. (Registrant)

Dated: November 23, 2022	By:	/s/ Jason K. Greene
Name: Jason K. Greene
Title: Execuive Vice President, Chief Legal Officer and Secretary